CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-07021) and Form S-3 (File Nos. 333-40429 and 333-55881).

ARTHUR ANDERSEN LLP

Miami, Florida,
 June 30, 1998.